Exhibit 99.1

Towers Watson Reports Third Quarter Earnings

  Revenues increased 4% over prior year
  Diluted EPS of $0.95, an increase of 1% over prior year
  Adjusted Diluted EPS of $1.39, an increase of 2% over prior year

Increases Expected Fiscal 2012 Adjusted Diluted EPS Range to $5.14 to $5.19

NEW YORK--(BUSINESS WIRE)--May 7, 2012--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the third quarter of fiscal year 2012, which ended March 31, 2012.

Revenues were $902 million for the quarter, an increase of 4% (5% constant currency) from $866 million for the third quarter of fiscal 2011. On an organic basis which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 4% from the prior-year third quarter.

Adjusted EBITDA for the third quarter of fiscal 2012 was $180 million, or 19.9% of revenues, versus $178 million, or 20.5% of revenues, for the prior-year third quarter. Adjusted EBITDA excludes transaction and integration expenses, non-cash stock-based compensation arising from the merger and a change in accounting method for pension.

Net income attributable to controlling interests for the third quarter of fiscal 2012 was $68 million, as compared to $69 million for the prior-year third quarter. For the quarter, diluted earnings per share were $0.95 and adjusted diluted earnings per share were $1.39. Adjusted diluted earnings per share increased 2% from the prior-year third quarter. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets, change in accounting method for pension and non-recurring other income. The normalized tax rate for the quarter was 37%.

“The Company continued to perform well this quarter and I am pleased with our results,” said John Haley, chief executive officer. “Our leadership faced several challenges this quarter: continued uncertainty in the European markets, building on the strong revenue growth of last year’s third quarter, and balancing the investments necessary to maintain our growth plans while maintaining margin stability. We remain committed to building on our strong foundation so that we can continue to serve the needs of our clients now and in the future.”

Third Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $520 million, an increase of 2% (3% organic) from $509 million in the prior-year third quarter. Retirement revenues remained flat year over year. The Americas Region revenues were up modestly and EMEA revenues were down modestly. Technology and Administration Solutions grew in all regions as a result of increased client activity. Health and Group Benefits had strong double digit revenue growth due to an increase in strategy work. The Benefits segment had a Net Operating Income (“NOI”) margin of 37% in the third quarter of fiscal 2012.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $220 million, an increase of 6% (2% organic) from $208 million in the prior-year third quarter. Growth in Risk Consulting and Software was due to the acquisition of EMB, which was acquired in January 2011. Brokerage led the segment in growth and had double digit growth in the Americas. Investment revenue grew by double digits for the second consecutive quarter in the Americas, while Asia Pacific continued to experience revenue growth and revenues declined slightly in EMEA. The Risk and Financial Services segment had an NOI margin of 30% in the third quarter of fiscal 2012.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $131 million, an increase of 6% (7% organic) from $124 million in the prior-year third quarter. Rewards, Talent and Communication and Data, Surveys and Technology had double digit growth in the Americas and Asia Pacific. Both of these lines of business experienced declines in EMEA in part due to some softness in the marketplace, and the strong third quarter fiscal year 2011 results. Executive Compensation revenues grew in the Americas but revenues dropped off in EMEA. The Talent and Rewards segment had an NOI margin of 13% in the third quarter of fiscal 2012. The first half of the year typically has stronger margins due to the seasonality of the business.

Outlook for Fiscal 2012

For fiscal 2012, the company expects to report revenues around $3.45 billion and adjusted diluted earnings per share in the range of $5.14 to $5.19. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets, change in accounting method for pension and non-recurring other income. This guidance assumes an average exchange rate of 1.59 U.S. dollars to the British Pound and 1.37 U.S. dollars to the Euro for fiscal 2012.

For the fourth quarter of fiscal 2012, the company expects to report revenues in the range of $855 million to $870 million and adjusted diluted earnings per share in the range of $1.20 to $1.25. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger, amortization of merger accounting intangible assets, change in accounting method for pension and non-recurring other income.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the third quarter of fiscal 2012. It will be held on Monday, May 7, 2012, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 58909166.

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at www.towerswatson.com.

Use of Non-GAAP Measures

In order to assist readers of our financial statements in understanding the company’s core operating results, we present (1) Adjusted EBITDA, (2) Adjusted Net Income Attributable to Controlling Interests, and (3) Adjusted Diluted Earnings Per Share (which are all non-U.S. GAAP measures), to eliminate the effect of acquisition-related expenses from the financial results of our operations. The company’s management uses these measures to evaluate the performance of the business and for financial planning. The company defines Adjusted EBITDA as net income before non-controlling interests adjusted for provision for income taxes, interest, depreciation and amortization, transaction and integration expenses, merger related stock-based compensation, change in accounting method for pension and other non-operating income. We use Adjusted Net Income Attributable to Controlling Interests (the numerator) for the purpose of calculating Adjusted Diluted Earnings Per Share. The company believes that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are relevant and useful measures widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the merger in January 2010, we have incurred significant acquisition-related expenses related to the transaction and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets, change in accounting method for pension and stock-based compensation costs from the issuance of merger-related restricted shares. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses. We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure our performance-based compensation plans.

Reconciliations of net income before non-controlling interests to Adjusted EBITDA and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share are included in the accompanying tables to today’s press release.

Each of these non-U.S. GAAP measures are not defined in the same manner by all companies, and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate profitable acquisitions; the risk that the acquisitions of EMB or Aliquant Corporation are not profitable or are not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2013; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented in its Quarterly Reports on Form 10-Q.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended March 31		% Change	Currency	Acquisitions/	% Change
	2012	2011	GAAP	Impact	Divestitures	Organic

Benefits	$520,144	$508,831	2%	-1%	0%	3%
Risk & Financial Services	219,722	208,038	6%	0%	4%	2%
Talent & Rewards	131,128	123,942	6%	-1%	0%	7%
Reportable Segments	$870,994	$840,811

	Revenue for the Nine
	Months Ended March 31		% Change	Currency	Acquisitions/	% Change
	2012	2011	GAAP	Impact	Divestitures	Organic

Benefits	$1,450,170	$1,373,963	6%	1%	2%	3%
Risk & Financial Services	618,871	547,205	13%	1%	9%	3%
Talent & Rewards	440,111	407,287	8%	1%	-1%	8%
Reportable Segments	$2,509,152	$2,328,455

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended March 31			Nine Months Ended March 31
		2012	2011		2012	2011

Reportable Segments		$870,994	$840,811		$2,509,152	$2,328,455
Reimbursable Expenses and Other		30,522	25,270		82,425	79,731
Consolidated Revenues		$901,516	$866,081		$2,591,577	$2,408,186

Segment Net Operating Income

		Three Months Ended March 31			Nine Months Ended March 31
		2012	2011		2012	2011

Benefits		$193,419	$190,452		$499,963	$450,654
Risk & Financial Services		65,039	66,586		168,507	142,475
Talent & Rewards		17,062	13,640		98,036	79,058
Reportable Segments		$275,520	$270,678		$766,506	$672,187

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended March 31			Nine Months Ended March 31
		2012	2011		2012	2011

Reportable Segments		$275,520	$270,678		$766,506	$672,187
Differences in Allocation Methods		(7,285)	(3,612)		1,960	11,353
Amortization of Intangible Assets		(17,728)	(13,737)		(48,393)	(37,149)
Transaction and Integration Expenses		(21,411)	(29,242)		(65,221)	(77,634)
Stock-Based Compensation		(6,982)	(13,686)		(37,097)	(63,217)
Discretionary Compensation		(90,545)	(91,373)		(275,263)	(265,348)
Change in Accounting Method for Pension		(6,237)	-		(6,237)	-
Other, net		(16,449)	(16,755)		(33,229)	(16,676)
Income from Operations		$108,883	$102,273		$303,026	$223,516

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

The company completed the merger of Towers Perrin and Watson Wyatt on January 1, 2010, and is incurring significant transaction and integration costs. The company is also incurring significant non-cash charges from stock-based compensation arising from the merger and the amortization of merger accounting intangible assets. The company's management uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results. Reconciliations of our non-GAAP measures to GAAP measures are as follows.

	Three Months		Nine Months
	Ended March 31, 2012		Ended March 31, 2012

Diluted EPS per GAAP	$0.95		$2.68

Amortization of intangible assets	0.16		0.43
Transaction and integration expenses including severance	0.18		0.57
Stock-based compensation	0.04		0.24
Change in accounting method for pension	0.06		0.06
Gain on investment in 5th Quadrant	-		(0.03)
Release of acquisition-related liability	-		(0.01)
Other Merger-related tax item	-		(0.01)

Adjusted Diluted EPS	$1.39		$3.93

	Three Months Ended
	March 31, 2012		March 31, 2011

Net Income Before Non-Controlling Interests	$69,046		$69,910
Provision for Income Taxes	41,199		38,216
Interest, net	(471)		1,564
Depreciation and Amortization	38,729		33,990
Transaction and Integration Costs	21,411		29,242
Stock-Based Compensation	4,507		12,100
Change in Accounting Method for Pension	6,237		-
Other Non-Operating Income (a)	(891)		(7,417)

Adjusted EBITDA and EBITDA Margin	$179,767	19.9%	$177,605	20.5%

	Nine Months Ended
	March 31, 2012		March 31, 2011

Net Income Before Non-Controlling Interests	$194,743		$152,220
Provision for Income Taxes	113,622		86,163
Interest, net	3,866		5,808
Depreciation and Amortization	111,884		95,395
Transaction and Integration Costs	65,221		77,634
Stock-Based Compensation	26,659		60,016
Change in Accounting Method for Pension	6,237		-
Other Non-Operating Income (a)	(9,205)		(20,675)

Adjusted EBITDA and EBITDA Margin	$513,027	19.8%	$456,561	19.0%

(a) Other non-operating income includes income from affiliates and other non-operating income

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2012	2011	2012	2011

Revenue	$901,516	$866,081	$2,591,577	$2,408,186

Costs of providing services:
Salaries and employee benefits	544,599	539,489	1,577,375	1,530,595
Professional and subcontracted services	69,644	59,354	212,665	177,495
Occupancy	38,987	35,124	107,047	106,939
General and administrative expenses	79,263	66,609	214,359	196,612
Depreciation and amortization	38,729	33,990	111,884	95,395
Transaction and integration expenses	21,411	29,242	65,221	77,634
	792,633	763,808	2,288,551	2,184,670

Income from operations	108,883	102,273	303,026	223,516

Income from affiliates	167	199	335	484
Interest income	784	1,224	2,942	3,808
Interest expense	(313)	(2,788)	(6,808)	(9,616)
Other non-operating income	724	7,218	8,870	20,191

Income before income taxes	110,245	108,126	308,365	238,383

Provision for income taxes	41,199	38,216	113,622	86,163

Net income before non-controlling interests	69,046	69,910	194,743	152,220

Less: Net income/(loss) attributable to non-controlling interests	812	674	(134)	1,639

Net income attributable to controlling interests	$68,234	$69,236	$194,877	$150,581

Earnings per share:
Net income attributable to controlling interests - basic	$0.95	$0.94	$2.69	$2.03
Net income attributable to controlling interests - diluted	$0.95	$0.94	$2.68	$2.03

Weighted average shares of common stock,
basic (000)	71,624	73,970	72,377	74,159
Weighted average shares of common stock,
diluted (000)	71,953	74,033	72,658	74,225

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Share Data)
(Unaudited)

	March 31,	June 30,
	2012	2011

Assets
Cash and cash equivalents	$427,174	$528,923
Restricted cash	180,167	153,154
Short-term investments	31,088	43,682
Receivables from clients:
Billed, net of allowances of $16,386 and $12,636	541,258	502,910
Unbilled, at estimated net realizable value	368,979	276,020
	910,237	778,930

Other current assets	129,469	145,862
Total current assets	1,678,135	1,650,551

Fixed assets, net	289,052	252,343
Deferred income taxes	129,503	188,569
Goodwill	1,944,079	1,943,574
Intangible assets, net	640,793	694,922
Other assets	340,663	368,991

Total Assets	$5,022,225	$5,098,950

Liabilities
Accounts payable, accrued liabilities and deferred income	$320,832	$285,793
Employee-related liabilities	503,321	573,214
Fiduciary liabilities	180,167	147,902
Notes payable	-	99,341
Other current liabilities	30,286	71,944
Total current liabilities	1,034,606	1,178,194

Revolving credit facility	63,000	-
Accrued retirement benefits and other employee-related liabilities	745,396	811,779
Professional liability claims reserve	288,911	312,258
Other noncurrent liabilities	207,346	194,049

Total Liabilities	2,339,259	2,496,280

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $0.01 par value: 300,000,000 shares authorized; 63,521,654 and 57,897,889 issued, and 60,743,892 and 56,949,548 outstanding	635	579
Class B Common Stock - $0.01 par value: 93,500,000 shares authorized; 11,035,878 and 16,651,890 issued and 11,035,878 and 16,651,890 outstanding	110	167
Additional paid-in capital	1,814,147	1,773,285
Treasury stock, at cost - 2,777,763 and 948,341 shares	(164,066)	(52,360)
Retained earnings	1,059,356	883,161
Accumulated other comprehensive loss	(52,489)	(13,305)
Total Stockholders' Equity	2,657,693	2,591,527
Non-controlling interest	25,273	11,143
Total Equity	2,682,966	2,602,670

Total Liabilities and Total Equity	$5,022,225	$5,098,950

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. Dollars)
(Unaudited)
	Nine Months ended March 31,
	2012	2011

Cash flows from operating activities:
Net income before non-controlling interests	$194,743	$152,220
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful receivables from clients	9,009	11,108
Depreciation	63,491	58,153
Amortization of intangible assets	48,393	37,242
Provision (benefit) for deferred income taxes	63,878	(520)
Equity from affiliates	212	(30)
Stock-based compensation	45,590	64,946
Other, net	5,561	(14,689)
Changes in operating assets and liabilities (net of business acquisitions)
Receivables from clients	(150,995)	(88,594)
Restricted cash	(27,558)	42,997
Other current assets	(6,542)	8,143
Other noncurrent assets	(28,353)	(2,232)
Accounts payable, accrued liabilities and deferred income	42,796	18,930
Employee-related liabilities	(50,810)	90,043
Fiduciary liabilities	32,634	(41,942)
Accrued retirement benefits and other employee-related liabilities	(33,731)	(41,137)
Professional liability claims reserves	(54,270)	(30,732)
Other current liabilities	1,325	(11,678)
Other noncurrent liabilities	1,360	18,852
Income tax related accounts	1,776	56,029
Cash flows from operating activities	$158,509	$327,109

Cash flows used in investing activities:
Cash paid for business acquisitions	(3,012)	(137,298)
Cash acquired from business acquisitions	2,101	10,349
Purchases of fixed assets	(91,258)	(38,211)
Capitalized software costs	(18,701)	(16,547)
Purchases of held-to-maturity securities	-	(14,295)
Redemptions of held-to-maturity securities	-	14,295
Purchases of available-for-sale securities	-	(44,129)
Redemptions of available-for-sale securities	59,479	55,740
Investment in affiliates	-	(5,689)
Proceeds from divestitures	1,606	16,918
Cash flows used in investing activities	$(49,785)	$(158,867)

Cash flows used in financing activities:
Borrowings under credit facility	251,000	75,000
Repayments under credit facility	(188,000)	(75,000)
Repayments of notes payable	(100,771)	(200,000)
Dividends paid	(19,378)	(16,008)
Repurchases of common stock	(100,789)	(5,957)
Tax payment on vested shares	(33,183)	(26,248)
Issuances of common stock and excess tax benefit	3,333	5,511
Cash flows used in financing activities	$(187,788)	$(242,702)

Effect of exchange rates on cash	$(22,685)	$19,905

Decrease in cash and cash equivalents	(101,749)	(54,555)

Cash and cash equivalents at beginning of period	528,923	435,927

Cash and cash equivalents at end of period	$427,174	$381,372

CONTACT:
Towers Watson
Aida Sukys, 703-258-8033
Aida.Sukys@towerswatson.com